KENTUCKY UTILITIES COMPANY TO THE BANK OF NEW YORK MELLON, Trustee _____________________________ Supplemental Indenture No. 9 dated as of March 1, 2023 _____________________________ Supplemental to the Indenture dated as of October 1, 2010 _____________________________ Establishing First Mortgage Bonds, 5.450% Series due 2033 Exhibit 4(c)

SUPPLEMENTAL INDENTURE NO. 9 SUPPLEMENTAL INDENTURE No. 9, dated as of the 1st day of March, 2023, made and entered into by and between KENTUCKY UTILITIES COMPANY, a corporation duly organized and existing under the laws of the Commonwealths of Kentucky and Virginia, having its principal corporate offices at One Quality Street, Lexington, Kentucky 40507 (hereinafter sometimes called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal place of business and corporate trust office at 240 Greenwich Street, 7E, New York, New York 10286 (hereinafter sometimes called the “Trustee”), as Trustee under the Indenture, dated as of October 1, 2010 (hereinafter called the “Original Indenture”), between the Company and said Trustee, as heretofore supplemented, this Supplemental Indenture No. 9 being supplemental thereto. The Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 9 are hereinafter sometimes, collectively, called the “Indenture.” Recitals of the Company The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on such Securities. The Company has heretofore executed and delivered supplemental indentures for the purpose of creating series of Securities as set forth in Exhibit A hereto. The Original Indenture and Supplemental Indentures Nos. 1 through 5, and financing statements in respect thereof, have been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 6. Supplemental Indenture No. 6 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 7. Supplemental Indenture No. 7 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Supplemental Indenture No. 8. Supplemental Indenture No. 8 has been duly recorded and filed in the various official records in the Commonwealth of Kentucky as set forth in Exhibit B hereto. Pursuant to Article Three of the Original Indenture, the Company wishes to establish a series of Securities, such series of Securities hereinafter sometimes called the “Securities of Series No. 11”. Pursuant to clauses (e) and (f) of Section 1401 and clause (g) of Section 301 of the Original Indenture, the Company wishes to modify the period during which notices of redemption may be sent with respect to the Securities of Series No. 11. As contemplated in Section 301 of the Original Indenture, the Company further wishes to establish the designation and certain terms of the Securities of Series No. 11. The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 9 to establish the designation and certain terms of the Securities of such series, and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 9 a valid agreement of the Company, and to make the Securities of Series No. 11 valid obligations of the Company, have been performed. NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 9 WITNESSETH, that, for and in consideration of the premises and of the purchase of the Securities by the Holders thereof and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities

2 from time to time Outstanding and the performance of the covenants therein and in the Indenture contained, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the Company’s right, title and interest in (a) the real property specifically referred to in Exhibit C attached hereto and incorporated herein by reference and all right, title and interest of the Company in and to all property personal and mixed located thereon (other than Excepted Property) and (b) the generating facilities described in Exhibit D hereto, as and to the extent, and subject to the terms and conditions, set forth in the Original Indenture; and it is further mutually covenanted and agreed as follows: ARTICLE ONE SECURITIES OF SERIES NO. 11 SECTION 101. Creation of Securities of Series No. 11. There is hereby created a series of Securities designated “First Mortgage Bonds, 5.450% Series due 2033,” and the Securities of such series shall: (a) be issued initially in the aggregate principal amount of $400,000,000 and shall be limited to such aggregate principal amount (except as contemplated in Section 301(b) of the Original Indenture); provided, however, that, as contemplated in the last paragraph of Section 301 of the Original Indenture, additional Securities of such series may be subsequently issued from time to time, without any consent of Holders of the Securities of such series, if and to the extent that, prior to each such subsequent issuance, the aggregate principal amount of the additional Securities then to be issued shall have been set forth in a Supplemental Indenture, and, thereupon, the Securities of such series shall be limited to such aggregate principal amount as so increased (except as aforesaid and subject to further such increases); (b) be dated March 20, 2023; (c) have a Stated Maturity of April 15, 2033, subject to prior redemption or purchase by the Company; (d) have such additional terms as are established in an Officer’s Certificate as contemplated in Section 301 of the Original Indenture; and (e) be in substantially the form or forms established therefor in an Officer’s Certificate as contemplated by Section 201 of the Original Indenture. SECTION 102. Amendment. With respect to the Securities of Series No. 11, notwithstanding the first sentence of Section 504 of the Original Indenture, notice of redemption of the Securities of Series No. 11 shall be given in the manner provided in Section 109 of the Original Indenture to the Holders of such Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.

3 ARTICLE TWO COVENANT SECTION 201. Satisfaction and Discharge. The Company hereby agrees that, if the Company shall make any deposit of money and/or Eligible Obligations with respect to any Securities of Series No. 11, or any portion of the principal amount thereof, as contemplated by Section 901 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 901 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either: (a) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of such Securities, or portions of the principal amount thereof, shall retain the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 901), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Securities or portions thereof, all in accordance with and subject to the provisions of said Section 901; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof (which opinion shall be obtained at the expense of the Company); or (b) an Opinion of Counsel to the effect that the beneficial owners of such Securities, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected. ARTICLE THREE MISCELLANEOUS PROVISIONS SECTION 301. Single Instrument. This Supplemental Indenture No. 9 is an amendment and supplement to the Original Indenture as heretofore amended and supplemented. As amended and supplemented by this Supplemental Indenture No. 9, the Original Indenture, as heretofore supplemented, is in all respects ratified, approved and confirmed, and the Original Indenture, as heretofore supplemented, and this Supplemental Indenture No. 9 shall together constitute the Indenture. SECTION 302. Effect of Headings. The Article and Section headings in this Supplemental Indenture No. 9 are for convenience only and shall not affect the construction hereof.

4 SECTION 303. Electronic Means. With respect to the Securities of Series No. 11: The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture No. 9 and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to reasonably presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers shall safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Company. The Trustee shall use reasonable efforts to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys provided to the Trustee in accordance with its regular procedures. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 303, “Electronic Means" shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder. SECTION 304. Tax Matters. The Company agrees, subject to applicable law, (i) to provide the Trustee, upon written request, with such reasonable tax information as it has obtained in the ordinary course and has readily available in its possession to enable the Trustee to determine whether any payments pursuant to this Supplemental Indenture No. 9 are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“FATCA”) and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Supplemental Indenture No. 9 to the extent necessary to comply with FATCA. The agreement in this Section 304 shall be solely for the benefit of the Trustee in order to assist it in complying with such withholding requirements and shall not be enforceable by any individual holder.

5 SECTION 305. Recitals. The recitals contained in this Supplemental Indenture No. 9 shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and makes no representations as to the validity or sufficiency of this Supplemental Indenture No. 9. SECTION 306. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page to Supplemental Indenture No. 9 – Kentucky Utilities Company] IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 9 to be duly executed as of the day and year first written above. KENTUCKY UTILITIES COMPANY By: /s/ Tadd J. Henninger Name: Tadd J. Henninger Title: Authorized Signatory

[Signature Page to Supplemental Indenture No. 9 – Kentucky Utilities Company] THE BANK OF NEW YORK MELLON, as Trustee By: /s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President

[Signature Page to Supplemental Indenture No. 9 – Kentucky Utilities Company] COMMONWEALTH OF PENNSYLVANIA ) ) ss.: COUNTY OF LEHIGH ) On this 9th day of March, 2023, before me, a notary public, the undersigned, personally appeared Tadd J. Henninger, who acknowledged himself to be an Authorized Signatory of KENTUCKY UTILITIES COMPANY, a corporation of the Commonwealths of Kentucky and Virginia and that he, as such Authorized Signatory, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Authorized Signatory. In witness whereof, I hereunto set my hand and official seal. By: /s/ Michelle L. Bartolomei Notary Public Printed Name: Michelle Bartolomei Commission No. 1333990

[Signature Page to Supplemental Indenture No. 9 – Kentucky Utilities Company] STATE OF ) ) ss.: COUNTY OF ) On this 10th day of March, 2023, before me, a notary public, the undersigned, personally appeared Stacey B. Poindexter, who acknowledged himself/herself to be a Vice President of THE BANK OF NEW YORK MELLON, a New York banking corporation and that he/she, as Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself/herself as Vice President. In witness whereof, I hereunto set my hand and official seal. By: /s/ Rafal Bar Notary Public Printed Name: Rafal Bar Commission No. 01BA6293822 The Bank of New York Mellon hereby certifies that its precise name and address as Trustee hereunder are: The Bank of New York Mellon 240 Greenwich Street, 7E New York, New York 10286 Attn: Corporate Trust Administration THE BANK OF NEW YORK MELLON, as Trustee By:_/s/ Stacey B. Poindexter Name: Stacey B. Poindexter Title: Vice President

[Signature Page to Supplemental Indenture No. 9 – Kentucky Utilities Company] CERTIFICATE OF PREPARER The foregoing instrument was prepared by: Joseph Mandlehr, Counsel PPL Services Corporation 220 West Main Street Louisville, KY 40202 /s/ Joseph Mandlehr Joseph Mandlehr

EXHIBIT A

KENTUCKY UTILITIES COMPANY

Bonds Issued and Outstanding under the Indenture

Supplemental Indenture No.	Dated as of	Series No.	Series Designation	Date of Securities	Principal Amount Issued	Principal Amount Outstanding[1]
1	October 15, 2010	1	Collateral Series 2010	October 28, 2010	$350,779,405	$227,977,405
2	November 1, 2010	2	1.625% Series due 2015	November 16, 2010	$250,000,000	$0
		3	3.250% Series due 2020	November 16, 2010	$500,000,000	$0
		4	5.125% Series due 2040	November 16, 2010	$750,000,000	$750,000,000
3	November 1, 2013	5	4.65% Series due 2043	November 14, 2013	$250,000,000	$250,000,000
4	September 1, 2015	6	3.30% Series due 2025	September 28, 2015	$250,000,000	$250,000,000
		7	4.375% Series due 2045	September 28, 2015	$250,000,000	[2]
5	August 1, 2016	8	Collateral Series 2016CCA	August 25, 2016	$96,000,000	$96,000,000
6	August 1, 2018	9	Collateral Series 2018CCA	September 5, 2018	$17,875,000	$17,875,000
7	March 1, 2019	7[2]	4.375% Series due 2045	September 28, 2015	$300,000,000	$550,000,000[2]
8	May 15, 2020	10	3.300% Series due 2050	June 3, 2020	$500,000,000	$500,000,000

[1] As of March 1, 2023.

[2] Supplemental Indenture No. 7 established additional securities of Series No. 7. Outstanding amount reflects securities of Series No. 7 issued pursuant to Supplemental Indenture No. 4 and Supplemental Indenture No. 7.

A-1

B-1 EXHIBIT B KENTUCKY UTILITIES COMPANY ________________ Filing and Recording of Supplemental Indenture No. 8, dated as of May 15, 2020, to Indenture, dated as of October 1, 2010 COUNTY NAME BOOK & PAGE NUMBER Adair MB 378, Pg 798 Anderson MB 640, Pg 710 Ballard MB 106, Pg 218 Barren MB 662, Pg 475 Bath MB 251, Pg 246 Bell MB 363, Pg 721 Bourbon MB 658, Pg 18 Boyle MB 762, Pg 220 Bracken MB 311, Pg 1 Bullitt MB 1914, Pg 542 Caldwell MB 355, Pg 491 Carroll MB 256, Pg 109 Casey MB 271, Pg 670 Christian BK 1602, Pg 315 Clark MB 927, Pg 832 Clay MB 233, Pg 197 Crittenden MB 236, Pg 23 Estill MB I-11, Pg 124 Fayette MB 9264, Pg 44 Fleming MB 371, Pg 34 Franklin MB 1537, Pg 593 Fulton MB 192, Pg 644 Gallatin MB 246, Pg 369 Garrard MB 391, Pg 132 Grayson MB 25A, Pg 60 Green MB 331, Pg 347 Hardin MB 1490, Pg 760 Harlan MB 471, Pg 378 Harrison MB 433, Pg 779 Hart MB 426, Pg 23 Henry MB 375, Pg 716 Hickman MB 142, Pg 259 Hopkins MB 1274, Pg 689 Jessamine MB 1402, Pg 191 Knox MB 472, Pg 32

B-2 Larue MB 394, Pg 582 Laurel MB 1235, Pg 175 Lee MB 122, Pg 747 Lincoln MB 479, Pg 204 Livingston MB 323, Pg 435 Lyon MB 260, Pg 731 Madison MB 1941, Pg 175 Marion MB 443, Pg 351 Mason MB 469, Pg 255 McCracken MB 1634, Pg 371 McLean MB 213, Pg 184 Mercer MB 699, Pg 215 Montgomery MB 585, Pg 668 Muhlenberg MB 707, Pg 753 Nelson MB 1254, Pg 100 Nicholas MB 173, Pg 417 Ohio MB 575, Pg 724 Oldham MB 2415, Pg 352 Owen MB 292, Pg 26 Pendleton MB 394, Pg 279 Pulaski MB 1654, Pg 664 Robertson MB 71, Pg 372 Rockcastle MB 302, Pg 108 Rowan BK A418, Pg 569 Russell MB 426, Pg 1 Scott Misc. BK 52, Pg 20 Shelby MB 1158, Pg 20 Taylor MB 613, Pg 448 Trimble MB 233, Pg 87 Union MB 449, Pg 703 Washington MB 300, Pg 756 Webster MB 355, Pg 1 Whitley MB 655, Pg 446 Woodford MB 866, Pg 667

C-1 EXHIBIT C KENTUCKY UTILITIES COMPANY ____________________ Real Property ____________________ Schedule of real property owned in fee located in the Commonwealth of Kentucky Carroll County, Kentucky: Being the CPHD, LLC, 7.00 acres parcel shown on the Minor Plat dated May 12, 2021, as prepared by Jim Pyles, P.L.S. #3868 and attached as Exhibit A-1 to the Deed of record in Deed Book 221, Page 42 in the Office of the Clerk of Carroll County, Kentucky, and as more particularly described as follows: Being a certain parcel of real estate located in Carroll County, Kentucky, in the city of Carrollton lying on the northern side of Schuerman Avenue and on the eastern side of 11th Street, approximately 0.1 mile easterly of the intersection of Schuerman Avenue and 11th Street, said parcel being further bounded and described as follows: Unless noted otherwise, any monument referred to as a "set iron pin" is a 1/2" rebar, 18 inches long, with a plastic cap engraved "JIM PYLES PLS 3868" set in place this survey. Unless noted otherwise, any monument referred to as a "found iron pin" has been cited in a prior record document. The basis of bearings is Grid North, Kentucky Single Zone. Beginning at a set iron pin in the eastern right of way line of 11th Street, Deed Book 219, Page 366 in the northwestern corner of States Properties, LLC, Deed Book 204, Page 42; thence with the right of way line of 11th street, North 05 Degrees 46 Minutes 37 Seconds West, a distance of 231.45 feet to a set iron pin, corner to CCMH Corporation, Deed Book 175, Page 338; thence with the line of CCMH for the following 5 calls: North 68 Degrees 39 Minutes 14 Seconds East, a distance of 430.78 feet to a set iron pin; North 68 Degrees 39 Minutes 14 Seconds East, a distance of 89.23 feet to a found 5/8 inch rebar with cap engraved "M BRIGHT PLS 3651"; North 58 Degrees 50 Minutes 59 Seconds East, a distance of 151.17 feet to a set iron pin next to a post; North 55 Degrees 35 Minutes 41 Seconds East, a distance of 138.50 feet to a set iron pin; North 56 degrees 29 minutes 57 seconds East, a distance of 18.70 feet to a set iron pin; thence with a new division line, South 06 Degrees 23 Minutes 42 Seconds East, a distance of 597.57 feet to a set iron pin in the right of way line of Schuerman Avenue, Deed Book 182, Page 156; thence with the right of way line of Schuerman Avenue, South 72 Degrees 39 Minutes 34 Seconds West, a distance of 348.48 feet to a set iron pin; thence with a new division line, North 25 Degrees 57 Minutes 44 Seconds West, a distance of 243.82 feet to a found 2-1/2 inch diameter steel pipe with no cap, corner to States Properties, LLC, Deed Book 204, Page 42; thence with the line of States Properties, South 72 Degrees 45 Minutes 28 Seconds West, a distance of 363.82 feet to the point of beginning. Containing an area of 7.00 acres. SUBJECT TO any utility easements, right-of-way or other stipulations that may be over or through the premises.

C-2 Subject to an easement of uncertain location for a sanitary sewer recorded in Deed Book 65, Page 239. Subject to an electrical transmission easement recorded in Deed Book 70, Page 163. BEING the same Property conveyed to Kentucky Utilities Company by Deed dated August 25, 2021, and of record in Deed Book 221, Page 42 in the Office of the Clerk of Carroll County, Kentucky. Christian County, Kentucky: BEING Tract 1 on the Minor Subdivision Survey Plat of record in Plat Cabinet 12, Slide 265 in the Office of the Clerk of Christian County, Kentucky, which Tract 1 is further described as follows: Commencing at an iron pin found (P.L.S. #4180), said iron pin being on the eastern edge of right-of-way of US HWY 41 (60’ right-of-way), being the southwest property corner of Kentucky Utilities Company (D.B. 240, Pg. 541), and having Kentucky State Plane Coordinate System – South Zone NAD83 Coordinates of N=1909295.13, E=1132338.38; Thence leaving the highway right-of-way of US HWY 41 and with the southern property boundary line of Kentucky Utilities Company (D.B. 240, Pg. 541): N86°52’59”E – 109.83 feet to an iron pin found (P.L.S. #4180), said iron pin being the southeast property corner of Kentucky Utilities Company (D.B. 240, Pg. 541), having Kentucky State Plane Coordinate System – South Zone nAD83 Coordinates of N=1909301.10, E=1132448.05, being a new corner to Tract 1 being surveyed this day, and being the Point of Beginning for this description; Thence with the eastern property boundary line of Kentucky Utilities Company (D.B. 240, Pg. 541): N21°01’01”W – 120.00 feet to an iron h-beam stake found, said monument being the northeast corner of Kentucky Utilities Company (D.B. 240, Pg. 541), the northwest corner of Tract 1 being created this day, and on the southern boundary line of Done Right Rentals, LLC (D.B. 764, Pg. 303, Plat File 7-296, Tract 1); Thence leaving the northeast corner of Kentucky Utilities Company (D.B. 240, Pg. 541) and continuing along the southern boundary line of Done Right Rentals, LLC (D.B. 764, Pg. 303, Plat File 7-296, Tract 1) and the northern boundary line of Tract 1 being created this day: N86°52’59”E – 39.93 feet to an iron pin set (P.L.S. #4180) said iron pin being a 5/8” steel rebar with 2” aluminum survey cap bearing PLS #4180 as will be typical for all iron pins set, and being a new corner common to Philip Habegger and Josephine Kauffman (D.B. 770, Pg. 454), Tract 1 being created this day, and on the southern boundary line of Done Right Rentals, LLC (D.B. 764, Pg. 303, Plat File 7-296, Tract 1); Thence leaving the southern boundary line of Done Right Rentals, LLC (D.B. 764, Pg. 303, Plat File 7- 296, Tract 1) and with a new line crossing the parent tract (Habegger and Josephine Kauffman), the following two (2) courses: S21°01’01”E – 120.00 feet to an iron pin set (P.L.S. #4180) and S86°52’59”W – 39.93 feet to the Point of Beginning and containing 0.105 acres by survey. Tract 1 is subject to all valid and existing conditions, restrictions, covenants, easements, and reservations as may be found in the record chain of title. This description prepared from a physical survey conducted by Lucas B. Harris, AGE Engineering Services, Inc., Kentucky P.L.S. #4180, dated the 20th day of September, 2022. BEING the same Property conveyed to Kentucky Utilities Company by Deed dated October 27, 2022, and of record in Deed Book 797, Page 47 in the Office of the Clerk of Christian County, Kentucky.

C-3 Fayette County, Kentucky: PARCEL 1: 238 Lisle Industrial Avenue All that tract or parcel of land located on the northerly side of Industrial Avenue where Industrial Avenue makes a near right angle turn to the northeast in the city of Lexington, located in Fayette County, within the Commonwealth of Kentucky, and being more fully described and bounded as follows, to wit: Beginning at the intersection of the northerly right-of-way line of Industrial Avenue and the easterly right-of-way line of Industrial Avenue and proceeding along said easterly right-of-way line of Industrial Avenue N 18 degrees 35' 19" E 196.80 to a point monumented by an Iron Pin (set) at an intersection with the southerly property line of Honerkamp Properties, LLC (D.B. 1810, P. 510); thence leaving the aforesaid right-of-way line of Industrial Avenue and following the southerly property line of Honerkamp S 71 degrees 19' 41" E 191.10 feet to a point monumented by an Iron Pin (set) at an intersection with the westerly property line of James C. Riggs (D.B. 1199, P. 454); thence, following said westerly property line of Riggs S 17 degrees 57' 19" W 193.70 feet to a point monumented by an Iron Pin (set) in the northerly right-of-way line of Industrial Avenue; thence, with said northerly right-of-way line of Industrial Avenue N 72 degrees 14 '41" W 193.26 feet to the point of beginning and containing an area of 0.861 acre, as surveyed by Gary Roland, Ky. R.L. S. No. 3363, with FOSTER-THOMPSON, INC., in December of 2000. PARCEL 2: 375 Lisle Industrial Avenue All that tract or parcel of land located on the southerly side of Industrial Avenue and on the northwesterly side of Forbes Road in the city of Lexington, located in Fayette County, within the Commonwealth of Kentucky, and being more fully described and bounded as follows, to wit: Commencing at the intersection of the center lines of Liggett Street and Forbes Road; thence S 89° 35' 48" W 80.23 feet to the TRUE POINT OF BEGINNING, said true point of beginning being monumented by an Iron Pin (set) in the southerly right-of-way line of Industrial Avenue; thence, leaving said right-of-way line S 08° 57' 34" W 247.27 feet to a point monumented by an Iron Pin (set), said point being a bend-corner in the westerly line of property owned by the Lexington-Fayette Urban-County Government (LFUCG) and being part of the old right-of-way of Lisle Road; thence, continuing with LFUCG S 09° 57' 26" E 28.02 feet to a point monumented by an Iron Pin (set) in the westerly right-of-way line of Forbes Road; thence, with said right-of-way line along a curve to the right having a length of 85.51 feet, a radius of 537.00 feet and a chord bearing and distance of S 33 degrees 25' 13' W 85.42 feet to a point monumented by an Iron Pin (set); thence, continuing with said right-of-way line S 37 degrees 58' 56" W 14.24 feet to a point monumented by an Iron Pin (set), said point being in the northerly right-of-way line of the C.S.X. Railroad (formerly, L&N Railroad); thence, following said northerly right-of-way line of the C.S.X. Railroad for three calls N 68 degrees 24' 26" W 241.55 feet to a point monumented by an Iron Pin (set), N 71 degrees 24' 26" W 661.00 feet to a point monumented by an Iron Pin (set), and N 67 degrees 04' 26" W 341.69 feet to a point monumented by an Iron Pin (set) at an intersection with the southeasterly property line of LFUCG property (D.B. 1394 P. 305); thence, with said property line of LFUCG, N 26 degrees 55' 11" E 340.02 feet to a point monumented by an Iron Pin (set); thence, S 71 degrees 04' 26" E passing an intersection with the westerly right-of-way line of Industrial Avenue, as Industrial Avenue makes a bend toward the northeast, and continuing with the southerly right-of-way line of Industrial Avenue for an overall distance of 1164.92

C-4 feet to the true point of beginning and containing an area of 9.985 acres, as surveyed by Gary Roland, Ky. R.L.S. No. 3363, with FISTER-THOMPSON, INC., in December of 2000. BEING the same Property conveyed to Kentucky Utilities Company by Deed dated March 29, 2021, and of record in Deed Book 3830, Page 547 in the Office of the Clerk of Fayette County, Kentucky. Fayette County, Kentucky: That certain tract or parcel of land lying and being on the Southwest side of Main Street, opposite the Lexington Cemetery, in the city limits of Lexington, in the County of Fayette and State of Kentucky, on the Leestown Pike, and bounded as follows: Beginning at a stake, corner to John B. Payne on the South side of Main Street of Lexington, Kentucky, and with the city limits; thence with Main Street 461 feet to a stone, corner of Main and Buchanan Streets; thence with Buchanan Street in a Southwest course 380 feet (to a point) in the North line of L.C. and L Railroad; thence along said North line of said railroad, 461 feet to John B. Payne's line; thence with said Payne, 400 (feet) to the beginning, containing 4 acres and 20 poles. There is excluded from the foregoing described property the following described properties: a. All of that certain tract or parcel of land conveyed by the Lexington Cemetery Company to the Louisville and Nashville Railroad Company by Deed dated May 1886, and recorded in Deed Book 75, Page 348, in the Office of the County Clerk of Fayette County, Kentucky, to which deed reference is hereby made for a more complete description of the property so conveyed. b. All of that certain tract or parcel of land conveyed by the Lexington Cemetery Company to the Lexington Land and Building Company by deed dated July 13, 1889 and recorded in Deed Book 84, Page 378, in the Office of the County Clerk of Fayette County, Kentucky, to which deed reference is hereby made for a more complete description of the property so conveyed. c. All of that certain tract or parcel of land conveyed by the Lexington Cemetery Company to the Louisville Southern Railroad Company by deed dated May 6, 1889 and recorded in Deed Book 97, Page 210, in the Office of the County Clerk of Fayette County, Kentucky, to which deed reference is hereby made for a more complete description of the property so conveyed. d. All of that certain tract or parcel of land conveyed by the Fayette County Circuit Court on behalf of the Lexington Granite Company to the Commonwealth of Kentucky, Department of Transportation, Bureau of Highways by deed dated August 15, 1978 and recorded in Deed Book 1206, Page 345, in the Office of the County Clerk of Fayette County, Kentucky, to which deed reference is hereby made for a more complete description of the property so conveyed. All of that certain tract or parcel of land conveyed by the Lexington Cemetery Company to the Commonwealth of Kentucky Department of Transportation, Bureau of Highways by deed dated May 25, 1979 and recorded in Deed Book 1227, Page 660, in the Office of the County Clerk of Fayette County, Kentucky, to which deed reference is hereby made for a more complete description of the property so conveyed. BEING the same Property conveyed to Kentucky Utilities Company by Deed dated July 20, 2022, and of record in Deed Book 3956, Page 36 in the Office of the Clerk of Fayette County, Kentucky.

C-5 Hardin County, Kentucky: Being Lot 3D of the amended record plat of Hughes Commerce Ctr., Section 3, Lot 3C in Plat Cabinet 1, Sheet 1768, of record in the Hardin County Clerk's Office. Being the same property conveyed to Kentucky Utilities Company by deed dated June 22, 2021, of record in Deed Book 1514, Page 188 in the Office of the Clerk of Hardin County, Kentucky. Mercer County, Kentucky: Being Tract A as shown on the Retracement Survey Plat prepared by AGE Engineering Services, Inc., dated June 11, 2021, a copy of which is attached as Exhibit A-1 to the Deed of record in Deed Book 370, Page 885 in the Office of the Clerk of Mercer County, Kentucky: Tract A being more particularly described as follows: Beginning at an iron pin found (P.L.S. #3118), said iron pin found being on the eastern edge of right-of- way High Iron Road (AKA Curdsville Road), being 20’ from the centerline of High Iron Road (AKA Curdsville Road), being on the south side of Webb Road (Webb Road is located on Tract A), being a property corner to Kentucky Utilities (D.B. 237, Pg. 103, Mercer County), being a corner of Tract A being surveyed this day, having Kentucky State Plane Coordinate System – South Zone Coordinates of N=2175162.08, E=1936870.61 and being the Point of Beginning for this description; Thence leaving the property of Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) and continuing along the eastern edge of right-of-way of High Iron Road (AKA Curdsville Road) N36°30’41”E - 23.86 feet to a MAG Nail with washer set (P.L.S. # 4048), said MAG Nail being on the eastern edge of right-of-way of High Iron Road (AKA Curdsville Road), being 20’ from the centerline of High Iron Road (AKA Curdsville Road), being on the north side of Webb Road (Webb Road is located on Tract A), being a property corner to Douglas Bagan (D.B. 247, Pg. 622, Mercer County) and being a corner of Tract A being surveyed this day; Thence leaving the eastern edge of right-of-way of High Iron Road (AKA Curdsville Road) and continuing with the property of Douglas Bagan (D.B. 247, Pg. 622, Mercer County) the following six (6) courses: S86°32’25”E - 306.74 feet to an iron pin set, (said iron pin set being a 5/8” x 18” rebar with a 2” aluminum cap bearing P.L.S. # 4048, as will be typical for all iron pins set), S86°32’25”E - 105.00 feet to an iron pin set , S86°32’25”E - 240.94 feet to an iron pin set, S87°22’39”E - 536.81 feet to an iron pin set, S87°35’10”E - 494.27 feet to an iron pin set and N22°30’46”E - 144.87 feet to an iron pin set, said iron pin set being a common property corner Douglas Bagan (D.B. 247, Pg. 622, Mercer County), William Dudley Curry and Larry Spier Curry (D.B. 208, Pg. 594, Mercer County) and Tract A being surveyed this day; Thence leaving the property of Douglas Bagan (D.B. 247, Pg. 622, Mercer County) and continuing with the property of William Dudley Curry and Larry Spier Curry (D.B. 208, Pg. 594, Mercer County) the following six (6) courses: N33°36’46”E - 170.79 feet to an iron pin set, N63°33’46”E - 19.10 feet to an iron pin set, N44°40’14”W - 14.43 feet to an iron pin set, N22°09’36”E - 38.26 feet to an iron pin set, N28°49’22”E - 134.98 feet to an iron pin set and N35°39’46”E – passing an iron witness pin set online at 390.42’ and continuing a total distance of 395.42 feet to an unmarked point at the water edge of Dix River,

C-6 said unmarked point being a common property corner to William Dudley Curry and Larry Spier Curry (D.B. 208, Pg. 594, Mercer County) and Tract A being surveyed this day; Thence leaving the property of William Dudley Curry and Larry Spier Curry (D.B. 208, Pg. 594, Mercer County) and continuing along the water edge of Dix River the following twenty-seven (27) courses: S68°49’13”E - 144.15 feet to an unmarked point at the water edge of Dix River, S80°48’53”E - 97.52 feet to an unmarked point at the water edge of Dix River, N78°33’09”E - 125.12 feet to an unmarked point at the water edge of Dix River, N73°12’38”E - 157.62 feet to an unmarked point at the water edge of Dix River, N70°06’02”E - 448.76 feet to an iron pin set at the water edge of Dix River, N71°42’24”E - 287.70 feet to an iron pin set at the water edge of Dix River, N86°04’35”E - 343.20 feet to an unmarked point at the water edge of Dix River, S86°21’26”E - 137.34 feet to an unmarked point at the water edge of Dix River, S74°07’56”E - 201.38 feet to an unmarked point at the water edge of Dix River, S55°34’48”E - 146.62 feet to an iron pin set at the water edge of Dix River, S40°55’01”E - 149.17 feet to an iron pin set at the water edge of Dix River, S23°35’00”E - 93.59 feet to an unmarked point at the water edge of Dix River, S22°06’01”W - 231.09 feet to an unmarked point at the water edge of Dix River, S33°34’03”W - 147.49 feet to an unmarked point at the water edge of Dix River, S29°18’07”W - 126.43 feet to an unmarked point at the water edge of Dix River, S30°07’20”W - 125.09 feet to an iron pin set at the water edge of Dix River, S39°19’25”W - 101.89 feet to an iron pin set at the water edge of Dix River, S33°45’03”W - 119.80 feet to an unmarked point at the water edge of Dix River, S34°37’36”W - 170.49 feet to an unmarked point at the water edge of Dix River, S36°19’19”W - 128.31 feet to an unmarked point at the water edge of Dix River, S40°59’55”W - 105.35 feet to an unmarked point at the water edge of Dix River, S43°52’03”W - 121.46 feet to an unmarked point at the water edge of Dix River, S44°12’10”W - 108.16 feet to an unmarked point at the water edge of Dix River, S35°35’15”W - 108.21 feet to an unmarked point at the water edge of Dix River, S33°42’56”W - 71.55 feet to an unmarked point at the water edge of Dix River, S32°57’14”W - 69.55 feet to an unmarked point at the water edge of Dix River and S33°02’17”W - 63.35 feet to an unmarked point at the water edge of Dix River, said unmarked point being in the property line of Kentucky Utilities (D.B. 104, Pg. 465, Item No. 1, Mercer County) and being a corner to Tract A being surveyed this day; Thence leaving the water edge of Dix River and continuing with the property of Kentucky Utilities (D.B. 104, Pg. 465, Item No. 1, Mercer County) the following two (2) courses: N60°25’22”W - 229.55 feet to an iron pin found (P.L.S. #3118) and N60°25’22”W - 59.38 feet to an iron pin found (P.L.S. #3118), said iron pin found being a common property corner to Kentucky Utilities (D.B. 104, Pg. 465, Item No. 1, Mercer County), Kentucky Utilities (D.B. 132, Pg. 302, Mercer County)and Tract A being surveyed this day; Thence leaving the property of Kentucky Utilities (D.B. 104, Pg. 465, Item No. 1, Mercer County) and continuing with the property of Kentucky Utilities (D.B. 132, Pg. 302, Mercer County) the following five (5) courses: N73°24’38”W - 83.66 feet to an iron pin found (P.L.S. #3118), N75°37’51”W - 497.57 feet to an iron pin found (P.L.S. #3118), N78°32’12”W - 492.84 feet to an iron pin found (P.L.S. #3118), S83°32’27”W - 31.00 feet to a MAG Nail with washer found (P.L.S. # 3118) and S53°58’12”W - 863.12 feet to an iron pin found (P.L.S. #1880), said iron pin found being a common property corner to Kentucky Utilities (D.B. 132, Pg. 302, Mercer County), Kentucky Utilities (D.B. 132, Pg. 299, Tract 1, Mercer County), Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) and Tract A being surveyed this day; Thence leaving the property of Kentucky Utilities (D.B. 132, Pg. 302, Mercer County) and Kentucky Utilities (D.B. 132, Pg. 299, Tract 1, Mercer County) and continuing with the property of Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) N00°21’38”W - 677.73 feet to an iron pin found (P.L.S. #1880), said iron pin found being a common property corner to Kentucky Utilities (D.B. 237, Pg. 103, Mercer County), Kentucky Utilities (D.B. 237, Pg. 107, Mercer County) and Tract A being surveyed this day;

C-7 Thence leaving the property of Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) and continuing with the property of Kentucky Utilities (D.B. 237, Pg. 107, Mercer County) the following four (4) courses: N00°43’18”W - 180.03 feet to an iron pin found (P.L.S. #1880), N36°43’29”W - 34.97 feet to an iron pin found (P.L.S. #3118), N55°06’57”W - 44.77 feet to an iron pin found (P.L.S. #3118) and N87°22’39”W - 536.95 feet to an iron pin found (P.L.S. #1880), said iron pin found being a common property corner to Kentucky Utilities (D.B. 237, Pg. 107, Mercer County), Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) and Tract A being surveyed this day; Thence leaving the property of Kentucky Utilities (D.B. 237, Pg. 107, Mercer County) and continuing with the property of Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) N86°32’25”W - 241.09 feet to an iron pin found (P.L.S. #3118), said iron pin found being a common property corner to Kentucky Utilities (D.B. 237, Pg. 103, Mercer County), Kentucky Utilities (D.B. 237, Pg. 616, Mercer County) and Tract A being surveyed this day; Thence leaving the property of Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) and continuing with the property of Kentucky Utilities (D.B. 237, Pg. 616, Mercer County) N86°32’25”W - 105.00 feet to an iron pin found (P.L.S. #3118), said iron pin found being a common property corner of Kentucky Utilities (D.B. 237, Pg. 616, Mercer County), Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) and Tract A being surveyed this day; Thence leaving the property of Kentucky Utilities (D.B. 237, Pg. 616, Mercer County) and continuing with the property of Kentucky Utilities (D.B. 237, Pg. 103, Mercer County) N86°32’25”W - 319.75 feet to the Point of Beginning and containing 78.778 acres by survey. Tract A is subject to all valid and existing conditions, restrictions, covenants, easements, and reservations as may be found in the record chain of title Being the same property conveyed to Kentucky Utilities Company by deed dated August 25, 2021, of record in Deed Book 370, Page 885 in the Office of the Clerk of Mercer County, Kentucky. Mercer County, Kentucky: (1) Beginning at the corner to Sanders, in the center of the Curdsville pike, formerly called Danville and Dix River road, and running with the center thereof N 3 E 20 poles, N 68½ E 39.6 poles to a stone standing on the east side of the road; thence N 48½ E 59.9 poles to a stone and N 20¾ E 10.26 poles to a stone in the road corner to second tract; thence with line of same, leaving the turnpike, N 80 E 17.84 poles to a stone S 5½ E 43½ poles to a cedar, S 29¼ E 23.7 poles to a stone and S 64¾ E 26 poles to a post in line of Cincinnati Southern Railway right-of-way; thence with the same southeastwardly 65 poles, more or less, corner to Holman Kurtz; thence with his lines N 65½ W 20 poles to a stone S 37½ W 17.8 poles N 26 W 22 poles to the mouth of a drain. N 58½ W 51 poles to a stone and with line of Sanders W 20 poles to the beginning, containing 54 acres, more or less. (2) Beginning at a stone on the west side of the Danville and Dix River road, now Curdsville pike, corner to first tract, thence with lines of same N 80¾ E 17.84 poles S 5½ E 43.47 poles to a cedar; thence S 29 E 29.50 poles to a stone: thence S 66¾ E 22 poles to a stone in line of same and Hamilton's corner; thence with Hamilton's line N 6 ½ E 84 poles to corner to same near a gate; thence S 80¾ W 63 poles to the west side of the turnpike, thence S 40 W 1.5 poles to the beginning, containing 17 acres 2 rods and 3 poles, more or less.

C-8 The property is subject to the easement conveyed by Milton Grow to W. F. Lyons, et al, on May 18, 1904, recorded In D. B. 73, page 24. records of Mercer County Clerk's Office. PRIOR OFF CONVEYANCE #1: THERE IS EXCEPTED from the above-described real property and not conveyed herewith the following described real property which was off- conveyed by Julian True (a/k/a A. J. True Sr.) and Isabel True (a/k/a Isabelle H. True). his wife, to A. J. True, Jr. and Margaret True (a/k/a Maggie True), his wife, by deed dated July 7, 1979 and recorded in Deed Book 199, Page 81, and by Deed of Correction dated August 18, 1981 and recorded in Deed Book 204, Page 535, records in the Office of the Mercer County Clerk and more particularly described as follows: Beginning at a point in the center of the Curdsville Road, corner to Arthur Sexton estate; thence east 353 feet, more or less, to a post corner to first parties; thence south 197 feet, more or less. corner to property retained by first parties; thence west 392 feet, more or less, to a point in the center of the Curdsville Road; thence north with the center of the Curdsville Road as ft meanders 172 feet, more or less, to the point of beginning. PRIOR OFF CONVEYANCE #2: THERE IS EXCEPTED from the above-described real property and not conveyed herewith the following described real property which was off- conveyed by A. J. True Sr. and Isabelle True, his wife, to A. J. True, Jr. and Maggie True, his wife, with a reservation of life estates by Grantors, by deed dated November 15. 1985 and recorded in Deed Book 216, Page 605, records in the Office of the Mercer County Clerk, and more particularly described as follows: Beginning at a post, corner to Curdsville Road and A. J. True, Sr.; thence with True S 09˚-04'- 15" E, 133.07 ft. to iron post, S 89˚-46'-57" E, 1285.28 ft. to iron post, N 07˚-17'-23" E, 711.60 ft. to post corner to Carey; thence with Carey, S 83˚-09'-08" W, 67037 ft. to post corner to A. J. True, Jr.; thence with said line S 11˚-28’-40” W, 195.34 ft. to post, S 88°-54'-21" W, 367.08 ft. to post corner to right of way of Curdsville Road; thence with said road S 32°-56'-37" W, 47.06 ft., S 49˚-67’-15” W, 391.20 ft. to point of beginning. Containing 15.48 acres, more or less Being the same property conveyed to Kentucky Utilities Company by deed dated October 21, 2020, of record in Deed Book 366, Page 874 in the Office of the Clerk of Mercer County, Kentucky. McCracken County, Kentucky: Being Lots Nos. 1 and 2 in Block 32 L.D. Sanders Woodlawn Addition as shown in Plat Book "A", page 285, McCracken County Court Clerk's Office, and beginning at a stone at the southeastern intersection of the Old Benton Road and Arizona Street; and running thence with the South line of Arizona Street North 43 Deg. East 142.5 feet to a stake on the West side of an alley; thence with the West line of said alley South 47 Deg. East 100 feet to a stake in said line; thence South 43 Deg. West 142.5 feet to a stake on the East side of the Old Benton Road; thence with the East line of said road North 47 Deg. West 100 feet to the point of beginning. Being the same property conveyed to Kentucky Utilities Company by deed dated October 27, 2020, of record in Deed Book 1420, Page 195, Office of the Clerk of McCracken County, Kentucky.

C-9 Montgomery County, Kentucky: Being Tract 1 as shown on the Boundary Survey Plat attached as Exhibit A-1 to the Deed of record in Deed Book 333, Page 655, in the Office of the Clerk of Montgomery County, Kentucky, and approved for recording by the Mt. Sterling Planning and Zoning Commission on August 11, 2020, and as more particularly described as follows: BEGINNING at a 6” Wood Fence Post said post: • being the Northwest corner of the land being described • lying on the eastern right-of-way of S. Queen Street (60’ Right-of-Way), Commonwealth of Kentucky (D.B. 80, Pg. 276) • being 30 feet east of the centerline of S. Queen Street • being the Southwest Corner of Kentucky Utilities Company (D.B. 251, Page 794) • being 780 feet south from the intersection of centerline of S. Queen Street and Tipton Trailer Park Road • being N02°30'21"E - 52.12 feet from the Northeast Corner of a Concrete Headwall lying on the east side of S. Queen Street, said headwall being the east end of an 18” reinforced concrete pipe crossing S. Queen Street • having KY State Plane North Zone (NAD83) Coordinates of N=199584.62, E=1730893.95 • lying near the City of Mount Sterling, Montgomery County, Kentucky • and being the POINT OF BEGINNING for this description; Thence leaving the right-of-way of S. Queen Street and with the southern boundary line of Kentucky Utilities Company, (L1) N76°24'13"E – passing an iron witness pin set (5/8" x 18" rebar with aluminum cap bearing PLS-3916, as will be typical for all set corner monuments) at 1.38 feet and continuing at the same bearing an additional 133.62 feet for a total distance of 135.00 feet to an iron pin set, said pin being the southeast corner of Kentucky Utilities Company; Thence continuing with the eastern boundary line of Kentucky Utilities Company (L2) N12°00'51"W – 150.00 feet to an iron pin set, said pin being the northeast corner of Kentucky Utilities Company and being on the southern boundary line of Ricky Joe Amburgey (D.B. 193, Pg. 149); Thence leaving the line of Kentucky Utilities Company and with the southern boundary line of said Amburgey, (L3) S83°05'38"E - 80.46 feet to an iron pin set, said pin being the northeast corner of the parcel being described; Thence leaving the line of said Amburgey and with new lines across the parent tract of Mark Irwin Cooper (W.B. JJ, Pg. 330) the following two courses: (L4) S12°00'51"E - 196.84 feet to an iron pin set and (L5) S76°24'13"W - 209.99 feet to an iron pin set, said pin being on the eastern right-of-way of S. Queen Street (Commonwealth of Kentucky, D.B. 80, Pg. 198), and being 30 feet east of the centerline of S. Queen Street; Thence with the eastern right-of-way of S. Queen Street the following two courses: (L6) N13°15'17"W - first with the line of the Commonwealth of Kentucky (D.B. 80, Pg. 198) and second with the line of the Commonwealth of Kentucky (D.B. 80, Pg. 325) a total distance of 21.32 feet to a point, and (L7) N12°44'41"W – first with the line of the Commonwealth of Kentucky (D.B. 80, Pg. 325) and second with the line of the Commonwealth of Kentucky (D.B. 80, Pg. 276) – passing an iron witness pin set at 52.83 feet and continuing at the same bearing an additional 0.86 feet for a total distance of 53.69 feet to the POINT OF BEGINNING and containing 0.600 acres by survey.

C-10 All bearings are referenced to grid north of the Kentucky State Plane Coordinate System – North Zone (NAD83). This description prepared from a physical survey conducted by David L. King II, AGE Engineering Services, Inc., Ky. P.L.S. #3916, dated the 6th day of August, 2020. Being the same property conveyed to Kentucky Utilities Company by Deed dated August 31, 2020, of record in Deed Book 333, Page 655, in the Office of the Clerk of Montgomery County, Kentucky. Scott County, Kentucky: Being all of Lot 1, consisting of 6.17 acres, as shown on the Final Record Plat of Thoroughbred Acres, Unit 6- D, Georgetown, Scott County, Kentucky, dated September, 2021, as prepared by EA Partners, PLC, Lexington, Kentucky, and filed of record on October 4, 2021, in Plat Cabinet No. 13, Slide No. 55, in the Scott County Clerk's Office, Scott County, Kentucky. Being the same property conveyed to Kentucky Utilities Company by Deed dated October 28, 2021, of record in Deed Book 428, Page 859, in the Office of the Clerk of Scott County, Kentucky.

D-1 EXHIBIT D KENTUCKY UTILITIES COMPANY ____________________ Generating Facilities ____________________ Schedule of additional generating stations located in the Commonwealth of Kentucky 1. Undivided 56% interests in sections 2, 3, 4, and 5 of the Community Solar Share solar generating facility located in Shelby County, Kentucky, the remaining 44% interests in such facilities being owned by Louisville Gas and Electric Company.